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                                                                   EXHIBIT 3(i)

                               SCHMITT INDUSTRIES, INC.

                      SECOND RESTATED ARTICLES OF INCORPORATION


                                      ARTICLE I

                                        NAME

     The name of this Corporation is Schmitt Industries, Inc.


                                      ARTICLE II

                                     CAPITAL STOCK

     2.1 AUTHORIZED CAPITAL. The total number of shares which this Corporation is authorized to issue is 22,000,000, consisting of 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

     2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Second Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof. The Board of Directors shall have the authority to fix, determine and amend, subject to the provisions hereof, the designations, preferences, limitations and relative rights of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no issued or outstanding shares of a series of Preferred Stock which this Corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this corporation, may amend these Second Restated Articles of Incorporation to delete all reference to such series.

     2.3 DIVIDENDS. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of this Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the


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Board of Directors in designating a particular series of Preferred Stock.  If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

     2.4 REDEMPTION. The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by this Corporation to the extent legally permissible.

     2.5 LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of this Corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of Common Stock, the holders of Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of Preferred Stock shall not be entitled to receive any distributive amount upon the liquidation, dissolution or winding up of the affairs of this Corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

     2.6 CONVERSION. Shares of Preferred Stock may be convertible into Common Stock of this Corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

     2.7 VOTING RIGHTS. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.


                                     ARTICLE III

                                 NO PREEMPTIVE RIGHTS

     Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.


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                                      ARTICLE IV

                                 NO CUMULATIVE VOTING

     There shall be no cumulative voting of shares in this Corporation.


                                      ARTICLE V

                                      DIRECTORS


     5.1 NUMBER. The Corporation shall have at least one director, the actual number to be determined as set forth in the Bylaws.

     5.2 STAGGERED TERMS. The Board of Directors shall be divided into three classes if the number of directors is four or more, with said classes to be as equal in number as may be possible. Any director or directors in excess of the number divisible by three shall be first assigned to Class 1, and any additional director shall be assigned to Class 2, as the case may be. (For example, if there are five directors, the fourth director shall be in Class 1 and the fifth director in Class 2.) At the first election of directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second annual meeting of shareholders and each Class 3 Director, shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of directors in a class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article V, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     5.3 REMOVAL. The directors of this Corporation may be removed only for cause, in the manner provided in the Bylaws, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought.

     5.4 VACANCIES. Vacancies on the Board of Directors, including vacancies caused by an increase in the number of Directors, shall be filled by a majority vote of the remaining directors only, unless there are no directors remaining, in which case the vacancies shall be filled by the shareholders, and except as set forth in the Bylaws.


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                                      ARTICLE VI

                           LIMITATION ON DIRECTOR LIABILITY

     To the fullest extent permitted by the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of this Corporation with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                     ARTICLE VII

                             INDEMNIFICATION OF DIRECTORS

     To the fullest extent permitted by the Oregon Business Corporation Act and the Bylaws of this Corporation, this Corporation is authorized to indemnify any of its officers and directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.


                                     ARTICLE VIII

                                        BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation subject to approval by a majority of the Continuing Directors (as defined in Article XI hereof); provided, however, that the Board of Directors may not repeal or amend any bylaw that the shareholders expressly have provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of not less than two-thirds


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of the outstanding shares of Common Stock and/or such class or series of
Preferred Stock, voting as separate voting groups.


                                      ARTICLE IX

                           SPECIAL MEETINGS OF SHAREHOLDERS

     The President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this Corporation one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.


                                      ARTICLE X

                   AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION

     This Corporation reserves, and the rights of the shareholders of this Corporation are granted subject to, the right to amend or repeal any of the provisions contained in these Second Restated Articles of Incorporation as follows:


     10.1 SUPERMAJORITY VOTING. Except as provided in Section 10.2 of this Article, the Second Restated Articles of Incorporation may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups.

     10.2 MAJORITY VOTING. Notwithstanding the provisions of Section 10.1 of this Article, if an amendment or repeal of a Section or Article of the Second Restated Articles of Incorporation is approved by a majority of the Continuing Directors (as defined in Section 11.1 hereof), voting separately and as a subclass of directors, such amendment or repeal shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of at least a majority of the Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups.


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                                    ARTICLE XI

                            SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, by these Second Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this Corporation shall be subject to approval in the manner set forth in this Article.


     11.1 DEFINITIONS.  For the purpose of this Article:

          (a) "Business Combination" means (i) a merger, share exchange or consolidation of this Corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this Corporation or any of its Subsidiaries of all or a substantial part of this Corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

          (b)  "Continuing Director" means any member of the Board of Directors
(i) who was a member of the Board of Directors on September 26, 1997, or (ii) who is elected to the Board of Directors after September 26, 1997, after being nominated by a majority of the Continuing Directors voting separately and as a subclass of directors on such nomination.

          (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this Corporation.

     11.2 VOTE REQUIRED FOR BUSINESS COMBINATIONS.

          (a) Except as provided in subsection 11.2(b) hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups, shall be required for the adoption or authorization of a Business Combination.

          (b) Notwithstanding subsection 11.2(a) hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, such Business Combination, if required to be approved by this Corporation's shareholders by the Oregon Business Corporation Act or these Second Restated Articles of Incorporation, shall be approved only with the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock and/or such class or series of Preferred Stock, voting as


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separate voting groups.









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